Security Information

Security Purchased
Comparison Security
Comparison Security
CUSIP
3133XVEM9
3137EACG2
31398AYM8
Issuer
FEDERAL HOME LOAN BANK
FREDDIE MAC
FANNIE MAE
Underwriters
Bank of America, Credit Suisse,
Deutsche Bank, Barclays, BNP Paribas,
Citigroup, FTN Financial, Goldman
Sachs, HSBC, JP Morgan, RBC, RBS
Bank of America, Barclays, JP
Morgan
Bank of America, Barclays, JP
Morgan Securities
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
FHLB 1 5/8 11/21/12
FHLMC 1 3/8 01/09/13
FNMA 1 3/4 08/10/12
Is the affiliate a manager or co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Bank of America
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
10/14/2009
12/1/2009
7/9/2009
Total amount of offering sold to QIBs
3,500,000,000
4,000,000,000
5,000,000,000
Total amount of any concurrent public offering
0
0
0
Total
3,500,000,000
4,000,000,000
5,000,000,000
Public offering price
99.784
99.903
99.926
Price paid if other than public offering price
N/A
N/A
N/A
Underwriting spread or commission
0.08%
0.08%
0.08%
Rating
Aaa / AAA
Aaa / AAAe
Aaa / AAA
Current yield
1.63%
1.39%
1.74%
Benchmark vs Spread (basis points)
24.5
31
124


Fund Specific Information

Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by
the Fund
Security
Performance^
Fund
Performance^
Measurement
Date*
DWS Funds

DWS GNMA Fund
16,000,000.00
 $
15,965,440.00
0.46%
-0.51%
0.19%
12/31/2009
DWS Short Duration Plus Fund
12,000,000.00
 $
11,974,080.00
0.34%
-0.51%
1.07%
12/31/2009
DWS Strategic Government Securities Fund
12,000,000.00
 $
11,974,080.00
0.34%
-0.51%
0.19%
12/31/2009
Total
40,000,000.00
 $
39,913,600.00
1.14%

^The Security and Fund Performance is calculated based on information provided by State Street Bank.

*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.

Security Information

Security Purchased
Comparison Security
Comparison Security
CUSIP
36185JAA7
61757UAH3
06050BAG6
Issuer
GMAC INC
MORGAN STANLEY
BANK OF AMERICA CORP
Underwriters
Citigroup, Deutsche Bank, Morgan
Stanley, RBS
Bank of New York Mellon,
BB&T, Cabrera Capital
Markets, CastleOak, FTN
Financial,  HSBC, Keybanc
Capital Markets, Loop Capital
Markets
Bank of America
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
GMAC 1 3/4 10/30/12
MS 1.95 06/20/12
BAC 2.1 04/30/12
Is the affiliate a manager or co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Citibank
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
10/28/2009
1/14/2009
1/27/2009
Total amount of offering sold to QIBs
2,900,000,000
3,000,000,000
6,000,000,000
Total amount of any concurrent public offering
0
0
0
Total
2,900,000,000
3,000,000,000
6,000,000,000
Public offering price
99.991
99.958
99.970
Price paid if other than public offering price
N/A
N/A
N/A
Underwriting spread or commission
0.30%
0.30%
0.30%
Rating
Aaa / AAA
Aaa / AAA
Aaa / AAA
Current yield
1.75%
1.93%
2.06%
Benchmark vs Spread (basis points)
31.6
97.6
97.2

Fund Specific Information

Total Par
Value
Purchased
$ Amount of
Purchase
% of
Offering
Purchased
by the
Fund
Security
Performance^
Fund
Performance^
Measurement
Date*
DWS Funds


DWS GNMA Fund
6,200,000
 $     6,199,442.00
0.21%
-0.64%
-0.09%
12/31/2009
DWS Short Duration Fund
400,000
 $        399,964.00
0.01%
-0.64%
-0.09%
12/31/2009
DWS Short Duration Plus Fund
6,000,000
 $     5,999,460.00
0.21%
0.32%
0.61%
11/16/2009
DWS Strategic Government Securities Fund
6,200,000
 $     6,199,442.00
0.21%
0.32%
0.53%
11/16/2009
Total
18,800,000
 $   18,798,308.00
0.65%

^The Security and Fund Performance is calculated based on information provided by State Street Bank.

*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.